Exhibit 10.2

Execution Copy

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) is made and entered into as of April 27, 2012, by and among NeoPhotonics Corporation, a Delaware corporation (the “Company”), and Open Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktyabrya 10a, 117036 Moscow, Russian Federation) (the “Purchaser”).

This Agreement is made pursuant to the Share Purchase Agreement, dated as of the date hereof between the Company and the Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144.

“Agreement” has the meaning set forth in the Preamble.

“Allowed Delay” has the meaning set forth in Section 2(e)(ii).

“Board Qualifications” has the meaning set forth in Section 6(a)(i).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0025 per share, and any securities into which such common stock may hereinafter be reclassified.

“Company” has the meaning set forth in the Preamble.

“Cut Back Shares” has the meaning set forth in Section 2(f).

“Eligible Market” means any of the New York Stock Exchange, the NYSE Amex (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

“Effectiveness Deadline” shall mean (i) the Lock-Up Expiration Date, if the Lock-Up Expiration Date occurs on the second anniversary of the Closing Date, or (ii) the sixtieth (60th) calendar day following the Filing Deadline, if the Lock-Up Expiration date occurs prior to the second anniversary of the Closing Date; provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the Commission is open for business.

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), (i) the ninetieth (90th) calendar day prior to the Lock-Up Expiration Date, if the Lock-Up Expiration Date occurs on the second anniversary of the Closing Date, or (ii) the thirtieth (30th) calendar day following the Lock-Up Expiration Date, if the Lock-Up Expiration Date occurs prior to the second anniversary of the Closing Date; provided, however, in either case, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next business day on which the Commission is open for business.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, including Affiliates of the Purchaser that acquire at least 1,500,000 shares of Registrable Securities directly from the Purchaser.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Investors’ Rights Agreement” means that certain 2008 Investors’ Rights Agreement, dated as of May 14, 2008, by and among the Company and the parties listed therein.

“IRA Holders” mean the holders of IRA Registrable Securities.

“IRA Registrable Securities” has the meaning ascribed to the term “Registrable Securities” under the Investors’ Rights Agreement.

“Lock-Up Expiration Date” means the earlier of (i) the second anniversary of the Closing Date and (ii) such date as the Lock-Up Agreement, dated as of the date hereof between the Company and the Purchaser, terminates in accordance with its terms.

“Losses” means any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses.

“Minimum Shares” means 2,486,452 shares of the Company’s outstanding Common Stock (as adjusted for any Recapitalization with respect to such shares after the date hereof).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registrable Securities” means all Registrable Securities under this Agreement and all IRA Registrable Securities.

“Piggyback Registration” has the meaning set forth in Section 2(g).

“PIPE Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to the Purchase Agreement.

“Principal Market” means the Eligible Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be the New York Stock Exchange.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, 430B or 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Purchaser” has the meaning set forth in the Preamble.

“Recapitalization” means any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“Registrable Securities” means all of (i) the Shares, and (ii) any securities issued or issuable upon any Recapitalization with respect to the foregoing, provided, that the Holder shall have completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that with respect to a particular Holder, such Holder’s Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by such Holder shall cease to be a Registrable Security); or (B) becoming eligible for resale by such Holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent; or (C) the date on which the Company’s shares of Common Stock are deregistered under the Exchange Act pursuant to a stockholder approved transaction providing for such deregistration.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement), including (in each case) the amendments and supplements to such Registration Statements, including pre- and post-effective amendments thereto, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Restriction Termination Date” has the meaning set forth in Section 2(f).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 172” means Rule 172 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rusnano” means the Open Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktyabrya 10a, 117036 Moscow, Russian Federation).

“Rusnano Designee” has the meaning set forth in Section 6(a)(i).

“Rusnano Information” has the meaning set forth in Section 6(f).

“SEC Restrictions” has the meaning set forth in Section 2(f).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto.

“Shares” means the (i) PIPE Shares and (ii) shares of Common Stock acquired by the Purchaser in open market transactions after the date of this Agreement.

“Subsidiary” means with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person, and “Subsidiaries” mean, collectively, each Subsidiary with respect to any Person.

“Suspension Period” has the meaning set forth in Section 2(e)(ii).

“Trading Day” means a day on which the Common Stock is listed or quoted and traded on its Principal Market.

“Underwriter Representative” has the meaning set forth in Section 2(g)(ii).

2. Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that the Company may delay the filing of the Initial Registration Statement for a period of not more than 90 days in any 365-day time period (“Delay Period”) in the event that the Company determines in good faith that such suspension is necessary to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time would be, in the good faith opinion of the Company, materially detrimental to the Company (a “Delayed Filing”); and provided, further, that the Company shall promptly (a) notify each Holder in writing of the commencement of such Delayed Filing, but shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to a Delayed Filing, (b) use commercially reasonable efforts to file the Initial Registration Statement as promptly as practicable once the material non-public information has been publicly disclosed. The Initial Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) and shall contain (except if otherwise directed by the Purchaser (and reasonably acceptable to the Company) or requested by the Commission) the Plan of Distribution in substantially the form attached hereto as Annex A.

(b) The Company shall use its commercially reasonable efforts to cause the Initial Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep the Initial Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Initial Registration Statement have been sold or (ii) so long as none of the Holders are an Affiliate of the Company, the date on which all Registrable Securities covered by such Initial Registration Statement can be sold publicly without notice or restriction under Rule 144 (the “Effectiveness Period”); provided that, upon notification by the Commission that an Initial Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Initial Registration Statement within ten (10) Trading Days after receipt of such notice and request that it becomes effective on 4:00 p.m. New York City time on the Effectiveness Deadline and file a prospectus supplement for such Initial Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effectiveness Deadline. Notwithstanding the foregoing or any other provision of this Section 2, if the Commission, by written or oral comment or otherwise, limits the Company’s ability to request effectiveness, limits the number of Registrable Securities permitted to be included in such Initial Registration Statement, or refuses to declare such Initial Registration Statement effective with respect to any or all the Registrable Securities pursuant to Rule 415, it shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use commercially reasonable efforts. Any limitations on the number of Registrable Securities pursuant to Rule 415 will be made pro rata to each Holder.

(c) The Company shall notify the Holders in writing promptly (and in any event within five Trading Days) after receiving notification from the Commission that the Initial Registration Statement has been declared effective.

(d) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, reasonable fees and expenses of a single counsel to the Holders not to exceed $25,000 in the aggregate, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(e) Effectiveness.

(i) The Company shall notify the Holders by facsimile or e-mail as promptly as practicable, and in any event, within one (1) Trading Day, after any Registration Statement is declared effective and, if requested, shall provide the Holders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) The Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section (for a period of not more than ninety (90) days in any 365-day time period (“Suspension Period”) in the event that the Company determines in good faith that such suspension is necessary (A) to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time would be, in the good faith opinion of the Company, materially detrimental to the Company or (B) to amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Notwithstanding the foregoing, the Company may not declare a Suspension Period if it has declared a Delay Period during any overlapping 365-day time period; provided, that if the Company has declared a Delay Period of less than 90 days (a “Short Delay Period”), then the Company may subsequently declare a Suspension Period of not more than the balance of 90 days less the Short Delay Period during any overlapping 365-day time period.

(f) Rule 415; Cutback. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter”. The Holders shall have the right to participate or have their counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their counsel comment on any written submission made to the Commission with respect thereto. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(f), the Commission refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”), and the Company shall not be in breach of this Agreement. Any cut-back imposed on the Holders pursuant to this Section 2(f) shall be allocated among the Holders on a pro rata basis, unless the SEC Restrictions otherwise require or provide. From and after the date on which the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares), all of the provisions of this Section 2 shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(f) shall be tolled for a period equal to the number of days elapsed from the date the Registration Statement initially including such Cut Back Shares was first filed with the Commission and the Restriction Termination Date applicable to such Cut Back Shares.

(g) Right to Piggyback Registration.

(i) If at any time following the Filing Deadline that any Registrable Securities remain outstanding (A) there is not one or more effective Registration Statements covering all of the Registrable Securities and (B) the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an underwritten offering of Common Stock by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the holders of the Registrable Securities of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after receipt of the Company’s notice (a “Piggyback Registration”). In such event, the right of any such Holder to be included in a registration pursuant to this Section 2(g) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (or, in the case of a registration statement initiated by the shareholders of the Company, the underwriter selected by such shareholders that is reasonably acceptable to the Company).

(ii) Notwithstanding any other provision of this Agreement, if the underwriter representative(s) (the “Underwriter Representative”) advises the Holders and the IRA Holders seeking registration of Piggyback Registrable Securities pursuant to this Section 2(g) or pursuant to the IRA, as applicable, in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be registered, the general condition of the market, and/or the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, the Underwriter Representative (subject to the allocation priority set forth in Subsection 2(g)(iii)) may limit the number of Piggyback Registrable Securities to be included in such registration and underwriting to not less than twenty percent (20%) of the total number of securities included in such registration.

(iii) If the Underwriter Representative limits the number of shares to be included in a registration pursuant to Subsection 2(g)(ii), the number of Piggyback Registrable Securities to be included in such registration shall be allocated among the Holders and the IRA Holders on a pro rata basis based on the total number of Piggyback Registrable Securities held by the Holders and IRA Holders requesting inclusion in the Piggyback Registration. No Piggyback Registrable Securities or other securities excluded from the underwriting by reason of this Subsection 2(g)(iii) shall be included in the Registration Statement for such offering. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(iv) If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement for the Piggyback Registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(h) Acknowledgement. The Purchaser acknowledges that it will not sell or otherwise transfer the PIPE Shares or any interest therein without complying with the requirements of the Securities Act. The Purchaser acknowledges that at such time as the Registration Statement becomes and remains effective, the Purchaser may sell the PIPE Shares in accordance with the plan of distribution contained in the Registration Statement and, if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the PIPE Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such PIPE Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act (which shall occur no later than the end of the Suspension Period or the Delay Period, as applicable), unless the Purchaser is able to, and does, sell such PIPE Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(b) provide copies to and permit counsel designated by the Holders to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the Commission;

(c) furnish to the Holders and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company (but not later than five (5) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are covered by the related Registration Statement; provided, the Company may fulfill its obligation to furnish the materials referenced in this Section 3(c) by providing electronic access to such materials as permitted by law;

(d) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable;

(e) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Holders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(e), or (iii) file a general consent to service of process in any such jurisdiction;

(f) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Principal Market on which similar securities issued by the Company are then listed;

(g) immediately notify the Holders, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the Commission and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to the Holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(h), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(i) With a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Holders to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction (including without limitation any restriction relating to the availability of current public information about the Company) by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration. The Company’s obligations under this Section 3(i) shall terminate upon the deregistration of its Common Stock.

4. Obligations of the Holders.

(a) Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request, including but not limited to the Selling Stockholder Questionnaire attached hereto as Annex B on the date of this Agreement. Upon written notice from the Company of its intent to file the Registration Statement, at least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, the Purchaser shall confirm to the Company that the information set forth in the Selling Stockholder Questionnaire is still accurate and complete, and if not so accurate and complete, subject a new Selling Stockholder Questionnaire to the Company, the Company shall notify each Holder of any additional information the Company requires from such Holder in connection with the filing of the Registration Statement, and any Holder that is not the Purchaser shall furnish in writing to the Company the Selling Stockholder Questionnaire attached hereto as Annex B. The Company shall be obligated to include as a selling stockholder in such Registration Statement each Holder that provides such information (including the Selling Stockholder Questionnaire) to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement and the Company shall not be obligated to register the Registrable Securities of any Holder that does not provide such information (including the Questionnaire) by such date.

(b) Each Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(e)(ii) or (ii) the happening of an event pursuant to Section 3(g) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder is advised by the Company that such dispositions may again be made.

5. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Holder and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses (including reasonable attorney’s fees), joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein misleading; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Holder’s behalf and will reimburse such Holder, and each such officer, director, member, employee and agent, successors and assigns, and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Holders. Each Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. Except in the case of fraud by such Holder, in no event shall the liability of a Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any

Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest may exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6. Other Agreements.

(a) Board of Directors.

(i) Until the Designee Termination Date (as defined below), the Purchaser shall have the right to designate, pursuant to the terms and subject to the conditions of this Section 6, one individual to the Board of Directors (the “Proposed Rusnano Designee”). Such nominee shall (1) be qualified and suitable to serve as a member of the Board of Directors under all applicable corporate governance policies or guidelines of the Company and the Board of Directors and applicable legal, regulatory and stock market requirements as determined in good faith by the Board of Directors, and (2) be reasonably acceptable to a majority of the other members of the Board of Directors and the Company’s independent auditors (the “Board Qualifications”). The Purchaser will take all necessary action to cause the Proposed Rusnano Designee to make himself or herself reasonably available for interviews, to consent to such reference and background checks or other investigations and to provide such information (including information necessary to determine the nominee’s independence status under various requirements and institutional investor guidelines as well as information necessary to determine any disclosure obligations of the Company) as the Board of Directors may reasonably request. If, following such process, the Board of Directors in good faith determines that the Proposed Rusnano Designee does not meet the Board Qualifications, such Proposed Rusnano Designee shall cease to be the Proposed Rusnano Designee, and the Purchaser shall have the right to designate another individual as the Proposed Rusnano Designee (which process may be repeated until such time as the Board of Directors in good faith determines that the Rusnano Designee meets the Board Qualifications). Once the Board of Directors in good faith determines that the Proposed Rusnano Designee meets the Board Qualifications, such Proposed Rusnano Designee shall be the “Rusnano Designee”; provided, however, that in no case shall there be more than one Rusnano Designee at any one time; provided further, that once a Rusnano Designee has been designated as such, such Rusnano Designee shall continue to retain such status for so long as the Rusnano Designee is a member of the Board of Directors.

(ii) As of the date hereof, Sergey Polikarpov is the Rusnano Designee and the Board of Directors has acknowledged that Mr. Polikarpov has met the Board Qualifications. At the

Closing, Mr. Polikarpov will be a member of the Board of Directors, appointed to serve as a Class I director (as such term is described in the Company’s proxy materials filed with the Commission). The Company shall nominate the Rusnano Designee for re-election as a director at the end of each term of such Rusnano Designee, provided that the Rusnano Designee continues to meet the Board Qualifications, as part of the slate proposed by the Company that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of the Board of Directors and the Company will use its commercially reasonable efforts to cause the election of the Rusnano Designee to the Board of Directors (including providing the same level of support as is provided for other nominees of the Company to the Board of Directors). Until the Designee Termination Date, for so long as the Rusnano Designee satisfies the Board Qualifications, the Company shall not take any action that precludes the submission of the Rusnano Designee to the stockholders of the Company for election to the Board of Directors. In the event that the Rusnano Designee ceases to be a member of the Board of Directors, so long as the Purchaser, together with its Affiliates, collectively, beneficially owns at least the Minimum Shares, the Purchaser may select another person as a Proposed Rusnano Designee to fill the vacancy created thereby and, following the application of the provisions of Section 6(a)(i) above, the resulting Rusnano Designee shall be appointed to fill such vacancy.

(iii) The Rusnano Designee shall be subject to the policies and requirements of the Company and its Board of Directors, including the corporate governance guidelines of the Board of Directors and the Company’s Code of Ethics, in a manner consistent with the application of such policies and requirements to other members of the Board of Directors. The Company shall reimburse the expenses of the Rusnano Designee consistent with the Company’s policies on business expense reimbursement, and indemnify him or her and provide the Rusnano Designee with director and officer insurance to the same extent it indemnifies and provides insurance for the non-employee members of the Board of Directors pursuant to its organizational documents, applicable law or otherwise.

(iv) The Purchaser agrees, and any representative of the Purchaser, including the Rusnano Designee, will agree, to hold in confidence and trust and to act in a fiduciary manner and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Section 6(a).

(v) All obligations of the Company pursuant to this Section 6(a) shall terminate upon the first to occur of: (i) such time as the Purchaser, together with its Affiliates, collectively, do not beneficially own at least the Minimum Shares regardless of whether the Purchaser, together with its Affiliates, collectively, subsequently reacquire a sufficient number of shares to beneficially own at least the Minimum Shares, (ii) the Company sells all or substantially all of its assets, (iii) any Person or “group” (as such term is used in Section 13 of the Exchange Act), directly or indirectly, beneficially owns 50% or more of the total outstanding voting power of the Company’s capital stock, (iv) the Company consummates any merger, consolidation or similar transaction unless immediately following the consummation of such transaction the stockholders of the Company immediately prior to the consummation of such transaction continue to hold more than 50% of all of the outstanding Common Stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction, or (v) the Purchaser, in its sole discretion, irrevocably waives and terminates all of its rights under this Section 6(a). The date of termination pursuant to this clause (a)(v) of the obligations of the Company pursuant to this Section 6 is sometimes referred to herein as the “Designee Termination Date”). On or following the Designee Termination Date, the Company may request in writing the Rusnano Designee to resign from the Board of Directors of the Company and within five (5) business days following such request, the Rusnano Designee shall resign from the Board of Directors of the Company.

(vi) For so long as the Purchaser, together with its Affiliates, collectively, beneficially own at least the Minimum Shares or the Rusnano Designee serves on the Company’s Board of Directors, in all elections of directors the Purchaser agrees to vote all shares held or beneficially owned by it in favor of the election of the Rusnano Designee, if the Rusnano Designee is one of the directors to be elected in such election, and in favor of all of the other nominees recommended by the Company’s Board of Directors.

(vii) To secure the Purchaser’s obligations to vote the Shares in accordance with this Agreement, the Purchaser hereby appoints the Chairman of the Board of Directors or the Chief Executive Officer of the Company, or either of them from time to time, or their designees, as the Purchaser’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of the Purchaser’s Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of the Purchaser if, and only if, the Purchaser fails to vote all of its Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s written request for the Purchaser’s vote. The proxy and power granted by the Purchaser pursuant to this Section 6(a)(vii) are coupled with an interest and are given to secure the performance of the Purchaser’s duties under this Agreement. Such proxy and power will be irrevocable for so long as the Purchaser, together with its Affiliates, collectively, beneficially own at least the Minimum Shares or the Rusnano Designee serves on the Company’s Board of Directors. The proxy and power will survive the merger or reorganization of the Purchaser or any other Affiliate entity holding any Shares.

(viii) The rights granted to the Purchaser under this Section 6(a) may not be assigned.

(b) Information and Inspection Rights.

(i) For so long as the Purchaser, together with its Affiliates, collectively, beneficially own at least the Minimum Shares, the Company shall provide the Purchaser with the following information:

A. to the extent and for so long as the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as available (provided, that any such reports shall be deemed to have been provided when such reports are publicly available via the SEC’s EDGAR system or any successor to the EDGAR system); and

B. unaudited quarterly (within forty-five (45) days of the end of each quarter or, if not then available, as soon as available thereafter) and audited (by a nationally recognized accounting firm) annual (within ninety (90) days of the end of each year or, if not then available, as soon as available thereafter) financial statements prepared in accordance with GAAP, which statements shall include:

a. the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income, shareholders’ equity (with respect to annual reports only) and cash flows;

b. a comparison to the corresponding data for the corresponding periods of the previous fiscal year; and

c. a narrative descriptive report of the operations of the Company and its Subsidiaries in the form and to the extent prepared for presentation to senior management of the Company for the applicable period and for the period from the beginning of the then current fiscal year to the end of such period.

Notwithstanding the foregoing, for so long as the Company is current in providing the reports required by clause (A) above, it shall not be required to comply with this clause (B).

C. the Company’s annual budget for the next fiscal year (as soon as available and in any event at the same time as it is delivered to the Company’s Board of Directors); and

D. semi-annual reports regarding the Company’s execution of its budget for the current fiscal year (as soon as available and in any event at the same time as it is delivered to the Company’s Board of Directors).

(ii) Except as required pursuant to applicable legal, regulatory, governmental or administrative process or proceeding or agreed to by the Company, the Purchaser agrees, and any representative of the Purchaser will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Section 6(b), to not use such information for any purpose other than to assess its investment in the Company, and to not make any trades in the Company’s securities based on such confidential information. Confidential information does not include, however, information which (a) is or becomes generally available to the public other than as a result of disclosure by the Purchaser or its representatives, (b) was available to the Purchaser on a non-confidential basis prior to its disclosure by the Company, (c) becomes available to the Purchaser on a non-confidential basis from a third party without any known breach of a confidentiality obligation to the Company or (d) is or was independently developed by the Purchaser without use of or reference to the Company’s confidential information.

(iii) All obligations of the Company pursuant to this Section 6(b) shall terminate upon the first to occur of: (1) such time as the Purchaser, together with its Affiliates, collectively, do not beneficially own at least the Minimum Shares regardless of whether the Purchaser, together with its Affiliates, collectively, subsequently reacquire a sufficient number of shares to beneficially own at least the Minimum Shares, (2) the Company sells all or substantially all of its assets, (3) any Person or “group” (as such term is used in Section 13 of the Exchange Act), directly or indirectly, beneficially owns 50% or more of the total outstanding voting power of the Company’s capital stock, (4) the Company consummates any merger, consolidation or similar transaction unless immediately following the consummation of such transaction the stockholders of the Company immediately prior to the consummation of such transaction continue to hold more than 50% of all of the outstanding Common Stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction, or (5) the Purchaser, in its sole discretion, irrevocably waives and terminates all of its rights under this Section 6(b).

(iv) The rights granted to the Purchaser under this Section 6(b) may not be assigned.

(c) Right of First Offer.

(i) Subsequent Offerings. Subject to applicable securities laws, for so long as the Purchaser, together with its Affiliates, collectively, beneficially own at least the Minimum Shares, the Purchaser shall have a right of first offer to purchase its pro rata share of all Equity Securities other than Excluded Securities, each as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement. The Purchaser’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock of which the Purchaser, together with its Affiliates, collectively, are deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common stock issued or issuable upon conversion or exercise of any outstanding warrants or options or any shares of Common Stock reserved for future issuance pursuant to the Company’s stock plans) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security, or (iv) any such warrant, right or other financial instrument that is convertible or exchangeable for Common Stock.

(ii) Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give the Purchaser written notice (the “Company Notice”) of its intention, describing the Equity Securities, the proposed price and the proposed terms and conditions upon which the Company proposes to issue the same. The Purchaser shall have twenty (20) days from the receipt of such Company Notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased (the “Purchaser Notice”); provided, however, if the sale price at which the Company proposes to issue, deliver or sell any Equity Securities is to be paid with consideration other than cash, then the purchase price at which the Purchaser may acquire its portion of such Equity Securities will be equal in value (as determined in good faith by the Company’s Board of Directors or, at the request of the Purchaser, an independent appraiser selected by the Purchaser and reasonably acceptable to the Company) but payable entirely in cash; provided, further, that if the sale of some or all of such Equity Securities to the Purchaser would require approval by the Company’s stockholders, the sale of such Equity Securities to the Purchaser (or such lesser portion that gives rise to the requirement for stockholder approval) shall be delayed pending receipt of such stockholder approval and shall be contingent upon and subject to such stockholder approval. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Purchaser if it would cause the Company to be in violation of applicable federal securities or other laws, or applicable Eligible Market rules or requirements, by virtue of such offer or sale.

(iii) Issuance of Equity Securities to Other Persons. The Company shall have one hundred eighty (180) days from the date of its receipt from the Purchaser of the Purchaser Notice to sell the Equity Securities in respect of which the Purchaser’s rights were not exercised, at the same price, with the same form of consideration and otherwise upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company Notice to the Purchaser pursuant to Subsection (c)(ii) hereof. If at any time the terms of a proposed issuance of Equity Securities are materially changed, altered or modified from those stated in the Company Notice to the Purchaser, then such proposed issuance will be treated as a new issuance of Equity Securities, subject to the notice obligation of the Company set forth in Subsection (c)(ii) above. If the Company has not sold such Equity Securities within one hundred eighty (180) days of its receipt from the Purchaser of the Purchaser Notice provided pursuant to Subsection (c)(ii), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Purchaser in the manner provided in this Section 6(c).

(iv) Sale Without Notice. In lieu of giving the Company Notice to the Purchaser prior to the issuance of Equity Securities as provided in Subsection (c)(ii), the Company may elect to give the Company Notice to the Purchaser within thirty (30) days after the issuance of Equity Securities. The Purchaser shall have thirty (30) days from the date of receipt of such Company Notice to elect to purchase up to the number of shares that would, if purchased by the Purchaser, maintain the Purchaser’s pro rata share (as set forth in Subsection (c)(i)) of the Company’s equity securities. The closing of such sale shall occur within sixty (60) days of the date of receipt of the Company Notice by the Purchaser. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Purchaser if it would cause the Company to be in violation of applicable federal securities or other laws, or applicable Eligible Market rules or requirements, by virtue of such offer or sale; provided, that this sentence shall in no way affect the Company’s obligation to solicit and obtain the consent of its stockholders pursuant to Section 6(c)(viii) below, if applicable.

(v) Termination and Waiver of Rights of First Offer. The rights of first offer established by this Section 6(c) shall not apply to, and shall terminate upon the earlier of (i) the date that the Purchaser, together with its Affiliates, collectively, cease to beneficially own at least the Minimum Shares, regardless of whether the Purchaser, together with its Affiliates, collectively, subsequently reacquire a sufficient number of shares to beneficially own at least the Minimum Shares, or (ii) March 31, 2015.

(vi) Assignment of Rights of First Offer. The rights of first offer of the Purchaser under this Section 6(c) may not be assigned without the Company’s prior written consent.

(vii) Excluded Securities. The rights of first offer established by this Section 6(c) shall have no application to any of the following Equity Securities (the “Excluded Securities”):

A. shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any Recapitalization with respect to such shares after the date hereof) issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or equity incentive plans or other arrangements that are approved by the Board of Directors or a committee thereof;

B. stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first offer established by this Section 6(c) were complied with, waived, or were inapplicable pursuant to any provision of this subsection (c)(vii) with respect to the initial sale or grant by the Company of such rights or agreements;

C. any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors or a committee thereof;

D. any Equity Securities issued in connection with any Recapitalization by the Company approved by the Board of Directors or a committee thereof;

E. any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors or a committee thereof;

F. any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act approved by the Board of Directors or a committee thereof; and

G. any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements approved by the Board of Directors or a committee thereof.

(viii) Stockholder Approval. In the event the Purchaser elects to exercise its right of first offer pursuant to this Section 6(c) and the purchase of Equity Securities by the Purchaser pursuant to such right of first offer would require the approval of the stockholders of the Company, the Company shall include a proposal in its proxy statement for its next annual meeting of stockholders to approve the Purchaser’s proposed acquisition of Equity Securities and a recommendation of the Company’s Board of Directors that the stockholders of the Company approve such proposed acquisition of Equity Securities by the Purchaser; provided, however, that the Company is not required to include such recommendation of the Company’s Board of Directors in such proxy statement if the Board of Directors has concluded in good faith, following the receipt of advice from its outside legal counsel that such a recommendation would conflict with the Board of Directors’ fiduciary duty to the Company’s stockholders under applicable law.

(d) Equity Ownership. The Purchaser hereby agrees that, during the five (5) year period commencing on the Closing Date (the “Standstill Period”), neither the Purchaser nor any of its Affiliates will (either alone or in concert with others), in any manner, without the prior written consent of the Company, directly or indirectly acquire beneficial ownership or voting control of more than twenty-five percent (25%) of the Company’s fully diluted share capital. For purposes of the twenty-five percent (25%) calculation under this Section 6(d), all equity securities, rights, warrants or options beneficially owned by the Purchaser (including through Affiliates or others) and other securityholders shall be treated on an as-exercised and as-converted basis.

(e) Use of Proceeds.

(i) The Company shall use at least $30 million of the proceeds (the “Minimum Proceeds”) from the sale of the Shares pursuant to the Purchase Agreement (but in any case not more than the total investment by Purchaser pursuant to the Purchase Agreement, with the exact amount of the proceeds and the timing of expenditures to be dedicated toward these purposes to be determined in good faith by the Company) to:

A. establish a direct or indirect wholly-owned subsidiary in the territory of the Russian Federation within 90 days of the Closing Date (the “Russian Subsidiary”);

B. structure the governing documents of the Russian subsidiary to (a) have 3 authorized members of its Board of Directors, of which one shall be a representative designated by the Purchaser (the “Rusnano Representative”), provided, that such Rusnano Representative has met the Board Qualifications and provided further that Purchaser continues to have the right to designate the Rusnano Designee to the Company’s Board of Directors pursuant to Section 6(a) hereof, and (b) provide the Rusnano Representative with a veto right with respect to all matters described in the monitoring regulations attached hereto as Exhibit A (the “Monitoring Regulations”);

C. establish a multi-year budget with reasonable detail (which shall include a three-year business plan and annual and quarterly budgets) that will include a general plan for the use of the funds provided to the Russian Subsidiary;

D. build a manufacturing plant in the territory of the Russian Federation to produce the Company’s products, utilizing at least $15 million in Capital Expenses (as defined below) by July 31, 2014 for such purpose, and begin Full Scale Production (as defined below) at the facility no later than July 31, 2014;

E. hire a country manager within 180 days of the Closing Date to manage the Company’s operations in the territory of the Russian Federation;

F. establish a multi-year hiring plan within 90 days after hiring the country manager for hiring up to 50 employees in the territory of the Russian Federation;

G. obtain all necessary regulatory approvals and sales certificates in the United States and in the territory of the Russian Federation in a timely manner as required to meet the timelines set forth in this Section 6(e) and to sell the Company’s and the Russian Subsidiary’s products within the territory of the Russian Federation; and

H. enter into all necessary inter-company agreements and licenses between the Company, its affiliated entities and the Russian Subsidiary in a timely manner as required to meet the timelines set forth in this Section 6(e).

The Company may also use a portion of such funds for general working capital (including general and administrative services) and research and development purposes related to the Russian Subsidiary’s current and potential products; provided, that no more than 20% of the total foregoing amount used for purposes of research and development may be spent outside of the Russian Federation.

For purposes of this covenant, “Full Scale Production” shall have the meaning set forth on Exhibit B, attached hereto, and “Capital Expenses” shall mean funds spent or committed, either in or outside the Russian Federation, toward the acquisition or lease of buildings, machinery, equipment, tenant improvements, furniture, fixtures, tools, parts, attachments, software, design and installation services, and related items to develop and support manufacturing operations. Capital Expenses shall not include items characterized as research and development expenses for accounting purposes.

(ii) The Company shall ensure that (a) the Russian Subsidiary complies with the Monitoring Regulations, (b) the Russian Subsidiary is at all times subject to the Monitoring Regulations, and (c) any amendment to the charter of the Russian Subsidiary that modifies or otherwise affects the Rusnano Representative’s veto right with respect to any matter specified in the Monitoring Regulations requires the prior consent of the Purchaser (in the Purchaser’s sole discretion, which consent shall not be unreasonably withheld or delayed), so long as such veto right remains in effect. The Board of Directors of the Russian Subsidiary shall receive prompt notice of any consents, approvals or other decisions or actions that the Company may take from time to time as a shareholder of the Russian Subsidiary. The Russian Subsidiary shall adopt the Monitoring Regulations within ten (10) Business Days of the establishment of such corporate entity. All obligations of the Company pursuant to this Section 6(e)(ii) shall terminate upon the first to occur of: (1) such time as the Purchaser, together with its Affiliates, collectively, do not beneficially own at least the Minimum Shares, regardless of whether the Purchaser, together with its Affiliates, collectively, subsequently reacquire a sufficient number of shares to beneficially own at least the Minimum Shares, or (2) the Purchaser, in its sole discretion, irrevocably waives and terminates all of its rights under this Section 6(e)(ii).

(iii) Penalty Payment. In the event that, on or prior to July 31, 2014, (1) the Company has not made aggregate investments in the Russian Subsidiary of at least $30 million, (2) the Company has not completed construction of the manufacturing plant described in (D) above or (3) the Russian Subsidiary has not sold any of the products produced by the Russian Subsidiary to third parties, the Company will in any such instance (but only in the first such instance) pay the Purchaser a cash amount equal to $5,000,000 (the “Penalty”). Notwithstanding the foregoing, in the event that the Company has not recorded aggregate revenue from sales of its products in the Russian Federation of at least $26.8 million during the Company’s eight fiscal quarters beginning July 1, 2012 and ending June 30, 2014, the “July 31, 2014” dates specified above in Section 6(e)(i)(D) and in this Section 6(e)(iii) shall be extended to March 31, 2015.

A. The Company and the Purchaser agree that the Penalty is a reasonable amount of liquidated damages for a breach of this Section 6(e) considering all of the circumstances existing at the time this Agreement is entered into, including the relationship of the value of the Penalty to the range of harm to the Purchaser. Said liquidated damages include (without limitation) attorneys’ fees incurred in connection with this Agreement and other costs and damages incurred by the Purchaser as a result of such occurrence, all as expressly stipulated and agreed between the parties in a bona fide attempt to liquidate and settle upon such actual damages. The provisions of this Section 6(e)(iii) constitute the sole and exclusive remedy for damages and monetary relief available to the Purchaser pursuant to this Agreement as a result of a breach of this Section 6(e) by the Company (except (1) to the extent that Purchaser suffers damages or incurs liability as a result of a claim, proceeding or action by a third party and (2) costs related to any action taken to enforce the terms of Section 6(e)(iii)).

B. The Purchaser acknowledges and hereby agrees that in no event shall the Company be obligated to pay to the Purchaser any other damages as a result of the Company’s alleged breach of any term of this Section 6(e) if the Company has paid the Penalty (except to the extent that Purchaser suffers damages or incurs liability as a result of a claim, proceeding or action by a third party or costs related to any action taken to enforce the terms of Section 6(e)(iii)).

C. Notwithstanding the foregoing or any other provision of this Agreement, in the event that the Penalty payment date set forth in Section 6(e)(iii) is not extended to March 31, 2015, the Company shall have ninety (90) days (the “Cure Period”) following written notice to the Company by Purchaser of a breach of this Section 6(e) to cure such breach; provided that the Cure Period shall not extend later than March 31, 2015. If the Company does not cure such breach within the Cure Period, then the Company shall pay the Penalty within 5 business days of the expiration of the Cure Period; provided, that in no event shall the Company be obligated to pay the full amount of the Penalty, except in the case of an uncured breach of Subsection 6(e)(iii)(1), Subsection 6(e)(iii)(2), or Subsection 6(e)(iii)(3).

(iv) In the event that the Company elects to transfer and/or contribute non-cash assets to the Russian Subsidiary by way of a contribution to charter capital or a contribution to assets, and the Company wishes to include the value of such transfer or contribution in partial satisfaction of the minimum amounts set forth in sections 6(e)(i) and/or 6(e)(i)(D) (a “Non-Cash Asset Transfer”), prior to such Non-Cash Asset Transfer, the Company shall (A) provide to the Purchaser a written notice of such proposed Non-Cash Asset Transfer that includes a detailed description of such proposed Non-Cash Asset Transfer and specifies whether such Non-Cash Asset Transfer is intended to be a contribution to charter capital or a contribution to assets and (B) obtain the prior written consent of the Purchaser to include such Non-Cash Asset Transfer toward the satisfaction of such amounts. The value of any (A) Non-Cash Asset Transfer by the Company that does not comply with this Section 6(e)(iv) or (B) lease of non-cash assets to the Russian Subsidiary shall not be included in determining whether the Company has satisfied the minimum amounts set forth in Sections 6(e)(i) and/or 6(e)(i)(D), unless otherwise agreed to in writing by the Purchaser.

(v) The Purchaser covenants to cooperate, and to cause its Affiliates, the Rusnano Designee, and the Rusnano Representative to cooperate, with the Company in the taking of any action by the Company reasonably required by the Company in furtherance of this Section 6(e).

(f) Corporate Opportunities. The Company acknowledges that the Purchaser will likely have, from time to time, information that may be of interest to the Company (“Rusnano Information”) regarding a wide variety of matters including, by way of example only, (a) current and future investments the Purchaser (or its Affiliates) has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company’s, and (b) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Rusnano Information may be of interest to the Company. Such Rusnano Information may or may not be known by the Rusnano Designee. The Company, as a material part of the consideration for this Agreement, agrees that the Purchaser and the Rusnano Designee shall have no duty to disclose any Rusnano Information to the Company or permit the Company to participate in any projects or investments based on any Rusnano Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Rusnano Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Purchaser’s ability to pursue opportunities based on such Rusnano Information or that would require the Purchaser or the Rusnano Designee to disclose any such Rusnano Information to the Company or offer any opportunity relating thereto to the Company. The foregoing waiver shall not apply to any opportunity that is presented to the Rusnano Designee principally because of his status as a director of the Company, nor shall the waiver apply to Purchaser principally because of its status as a stockholder of the Company, so long as the Purchaser has access to material non-public information pursuant to Section 6(b) hereof or otherwise.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(c) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding a majority of the then outstanding Registrable Securities, provided that any party may give a waiver as to itself; provided, however, that if any waiver or amendment to this Agreement materially and adversely affects the registration rights of the IRA Holders and does not materially and adversely affect the registration rights of the Holders in the same manner, then such waiver or amendment shall require the consent of the IRA Holders holding at least a majority of the IRA Registrable Securities then held by all IRA Holders; provided, further, that if any waiver or amendment to the Investors’ Rights Agreement materially and adversely affects the registration rights of the Holders and does not materially and adversely affect the registration rights of the IRA Holders in the same manner, then such waiver or amendment shall require the consent of the Holders holding at least a majority of the Registrable Securities then held by all Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(e) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant registration rights senior to or pari-passu with the registration rights granted to the Holders of Registrable Securities or which would allow such holder or prospective holder (a) to include such securities in any registration filed pursuant to the terms and conditions of this Agreement or (b) to make a demand registration which could result in such registration statement being declared effective prior to any registration statement under the terms and conditions of this Agreement.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f) Successors and Assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by any Holder, by merger, operation or law or otherwise, without the prior written consent of the Company. Subject to the foregoing, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.

(g) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(h) Governing Version. This Agreement has been drafted in English, and a Russian translation has been prepared by the Purchaser simultaneously with the execution of this Agreement and is attached hereto as Annex C. Such Russian version has been prepared solely for informational purposes and shall have no legal force or effect.

(i) Governing Law; Dispute Resolution. All matters concerning dispute resolution and the construction, validity, enforcement and interpretation of this Agreement and the Monitoring

Regulations shall be determined in accordance with the provisions of Section 6.9 of the Purchase Agreement. Notwithstanding any other provision of this Agreement and except as set forth in Section 6(e) hereof (which Section shall not be subject to the General Cure Period (as defined below)), the Company shall have ninety (90) calendar days (the “General Cure Period”) following written notice to the Company by the Purchaser of a breach of any section of this Agreement (except as set forth in Section 6(e) hereof) to cure such breach. If the Company does not cure such breach within the General Cure Period, then the Purchaser may commence the dispute resolution procedures in accordance with the provisions of Section 6.9 of the Purchase Agreement.

(j) Cumulative Remedies. Except as provided herein, the remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(m) Force Majeure.

(i) Performance Excused. Each party hereto shall be excused from a failure to perform or a delay in performance under this Agreement to the extent caused by events beyond its reasonable control, including acts of God, war, riots, insurrections, political unrest, laws, proclamations, regulations, strikes of a regional or national nature, acts of terrorism, sabotage, floods, fires, explosions, acts of any government body, and other events beyond the reasonable control and without the fault of such Party (“Force Majeure”).

(ii) Mitigation. The party claiming Force Majeure shall use its commercially reasonable efforts to remove the cause of its inability to perform or its delay in performance. The party claiming Force Majeure shall give prompt written notice to the other parties of such event. The inability of a party to perform its obligations under this Agreement shall be deemed to have been subject to an event of Force Majeure to the extent that party’s ability to so perform has been directly inhibited or precluded because an event of Force Majeure has inhibited or precluded any other party from performing any material action on which the performance of such party’s obligations was dependent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Rights Agreement as of the date first written above.

NEOPHOTONICS CORPORATION

By:	/s/ James D. Fay
	Name:	James D. Fay
	Title:	Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE OF PURCHASER TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Rights Agreement as of the date first written above.

OPEN JOINT STOCK COMPANY “RUSNANO”

AUTHORIZED SIGNATORY

By:	/s/ Oleg V. Kiselev
Name: Oleg V. Kiselev
Title: Deputy Chief Executive Officer

ADDRESS FOR NOTICE

Prospect 60-letiya Oktyabrya 10a

117036 Moscow

Russian Federation

Attention:	Sergey Polikarpov

Fax:	+74959885689

Email:	Sergey.polikarpov@rusnano.com
Mikhail.marchenko@gmail.com

Annex A

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares. We will bear all fees and expenses incident to our obligation to register the shares.

Each selling stockholder of the shares of common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on The New York Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	an underwritten public offering in which one or more underwriters participate;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

put or call options transactions or through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, which amended or supplemented prospectus may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the shares of common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may also sell common stock under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

If underwriters are used in the sale, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares. To the extent required by law, the names of the underwriters will be set forth in a supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus, used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares will be subject to certain conditions precedent, and unless otherwise specified in a prospectus or a prospectus supplement, the underwriters will be obligated to purchase all the shares offered by such prospectus or prospectus supplement if any of such shares are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the common stock owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the

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foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may also sell common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell shares directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

A selling stockholders which is an entity my elect to make a pro rata in-kind distribution of the common stock to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares acquired in the distribution. A selling stockholder which is an individual may make gifts of shares covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

The selling stockholders and any broker-dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions or concessions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. In no event shall any underwriter or broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to use our commercially reasonable efforts keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume restrictions by reason of under Rule 144 under the Securities Act or any other rule of similar effect, (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) two years from the date the registration statement of which this prospectus is a part was declared effective by the SEC, provided that such two year period is subject to extension for the number of days that the

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effectiveness of the registration statement of which this prospectus is a part is suspended. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling stockholder will sell any or all of the common stock registered pursuant to the registration statement, of which this prospectus forms a part. In addition, there can be no assurances that any selling stockholder will not transfer, devise or gift the shares by other means not described in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

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Annex B

NEOPHOTONICS CORPORATION

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the common stock, par value $0.0025 per share of NeoPhotonics Corporation (the “Company”) issued pursuant to a certain Share Purchase Agreement by and among the Company and the Purchasers named therein, dated as of April 27, 2012 (the “Agreement”), understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “ Securities Act”), of the Registrable Securities in accordance with the terms of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire will not be named as selling stockholders in the Resale Registration Statement or the Prospectus and may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:
E-mail address of Contact Person:

3.	Beneficial Ownership of Registrable Securities Issuable Pursuant to the Purchase Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Agreement:

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes	☐ No ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes	☐ No ☐

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Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes	☐ No ☐

Note: If yes, provide a narrative explanation below:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes	☐ No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

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7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder and pursuant to the Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Compliance and Disclosure Interpretation (“CDI”) of the staff of the Division of Corporation Finance (with respect to Securities Act Sections) regarding short selling:

“239.10 An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date. [Nov. 26, 2008]”

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By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Han Le

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

Tel: (650) 843-5000

Fax: (650) 849-7400

Email: hle@cooley.com

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Annex C

RUSSIAN TRANSLATION OF RIGHTS AGREEMENT

[Omitted]

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EXHIBIT A

Monitoring Regulations

Regulation

on Monitoring and Control over the Use of Investment Capital in the Project Company

Moscow

2012

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Contents

1.	General	1
2.	Terms and Definitions	1
3.	Transfer of the Initial Installment	3
4.	Transfer of Additional Installments	4
5.	Review and Approval of the Quarterly Budget	4
6.	Expenditure of Funds by the Project Company	5
7.	Excess of Expenditures over the Project Company’s Quarterly Budget	6
8.	Quarterly Budget Fulfillment Reports	7
9.	Final Provisions	7

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1. General

1.1. This Regulation on Monitoring and Control over the Use of Investment Capital in the Project Company (hereinafter the “Regulation”) are the internal policy of the Project Company developed pursuant to and in accordance with the Russian law requirements and Article [•] of the Articles of Association of the Project Company.

1.2. The Regulation establishes the procedure for the expenditure of the Investment Capital by the Project Company. In the event of any inconsistencies between the Regulation and the Articles of Association of the Project Company, the provisions of the Articles of Association shall prevail.

1.3. The basic principles for supervising the intended use of the Investment Capital are as follows:

•	Observe the rights and legitimate interests of the Investor and NeoPhotonics Corporation (the “Company”).

•	Allow the Investor the opportunity for participation in the supervision and auditing procedure for expenditure of Investment Capital as provided for by this Regulation.

•	Guarantee prompt, reasonable, and maximally transparent auditing procedures regarding the Investment Capital expenditure.

2. Terms and Definitions

Project (Investment Project)	A range of activities geared toward research and development in nanotechnologies, telecommunications and other communications hardware, software, and integrated circuits, as well as commercialization of such research and development, introduction of nanotechnologies or manufacturing of products, training of specialists, and development of infrastructure. An investment project includes, among other things, an infrastructure project.

Project Company or NPh Russia	To be updated upon formation of Project Company.

Project Company’s Bank	A credit organization(s) that provides banking services to the Project Company and supervises the intended use of Investment Capital in the Project Company’s payments.

Investor	OJSC RUSNANO.

Investment Capital	Funds provided by the Company for the execution of a Project.

Operating Costs	Recurring expenses of the Project Company incurred in the course of day-to-day operations, including administrative and general operating expenses, as well as the expense of compulsory payments, required by law, for support of the Project Company’s operations.

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Initial Installment	Initial cash payment made by the Company into the Project Company.

Additional Installments	Cash (or other assets) of the Company transferred to the Project Company (except for the Initial Installment).

Project Documents	Rights Agreement, dated April , 2012, by and among the Company and Investor.

Project Budget	A Project Company’s profit and loss estimate subject to approval by the Board of Directors covering the entire investment cycle of a Project.

Board of Directors	Board of Directors of NPh Russia.

Project Company’s Quarterly Budget (Quarterly Budget)	A document approved by the Board of Directors that contains the Project Company’s three-month profit and loss estimate and other information compiled in the form required by the Project Company’s local regulations and other legally binding Project Documents.

Business Plan	A document approved by the Project Company’s Board of Directors that contains the budget of profits, the budget of loss, the pro forma balance sheet and the Project execution plan.

Special Account	A Project Company’s account in Russian roubles and/or foreign currency maintained by the Project Company’s Bank that is supervised by the financial organization to guarantee the intended use (payout) of the Investment Capital in the Project Company’s payments.

Investor’s Managing Director	A Company officer assigned the responsibility to manage the Investor’s participation in a Project.

Investor’s Representative	A member of a Project Company’s Board of Directors elected from among the officers suggested by the Investor who represents the Investor’s interests. Such nominee shall (1) be qualified and suitable to serve as a member of the Project Company’s Board of Directors under all applicable corporate governance policies or guidelines of the Project Company and the Project Company’s Board of Directors and applicable legal, regulatory and stock market requirements as determined in good faith by the Company’s Board of Directors, and (2) be reasonably acceptable to a majority of the other members of the Project Company’s Board of Directors and the Company’s independent

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auditors (the “Board Qualifications”). The Investor will take all necessary action to cause the nominee to make himself or herself reasonably available for interviews, to consent to such reference and background checks or other investigations and to provide such information (including information necessary to determine the nominee’s independence status under various requirements and institutional investor guidelines as well as information necessary to determine any disclosure obligations of the Company) as the Board of Directors may reasonably request. These requirements shall be included in the charter of the Project Company.

General Director	General Director of NPh Russia appointed and removed from time to time by the Company.

3. Transfer of the Initial Installment

3.1. The Initial Installment may be transferred to the Project Company provided that the following conditions are met:

3.1.1. According to the Project Company’s Articles of Association:

3.1.1.1. The Project Company’s Board of Directors (the “Board of Directors”) is authorized inter alia to handle the following issues: (a) execution, modification and termination of an agreement with the Project Company’s Bank; (b) approval of the Project Company’s Quarterly Budget (or other similar document regulating the financing of the Project Company’s operations).

3.1.1.2. Subject to Para 3.1.1.4, the matters set forth in Para 3.1.1.1 shall be resolved by unanimous vote of the Project Company’s Board of Directors.

3.1.1.3. General Director shall inform members of the Board of Directors in the form of monthly reports on Quarterly Budget fulfillment.

3.1.1.4 . The Investor Representative shall not unreasonably object to any decisions made by the Board of Directors and shall cooperate with the Company and the Project Company’s Board of Directors in the taking of any action in furtherance of the Investment Project.

3.1.1.5 If subsidiary companies of the Project Company are established (lower tier companies), such companies shall be subject to this Regulation in the same manner as the Project Company.

3.1.1.6 The power of the General Director to expend the Investment Capital shall be limited by the amounts of money specified in the Quarterly Budget and is subject to the Quarterly Budget approval by the Board of Directors. Should the Quarterly Budgets have not been approved, the General Director shall expend the Investment Capital in accordance with this Regulation.

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3.1.2. One representative of the Investor who is also the Investor Representative is a member of the Board of Directors.

3.1.3. The Project Company and the Project Company’s Bank have executed a bank account agreement on the terms specified in Para 6.2 hereof.

3.2. When the Project terms require that the Company make the Initial Installment to the Project Company upon its establishment, the Initial Installment may be transferred to an accumulation account which is not a Special Account. If this is the case, the General Director shall arrange for the transfer of funds to a Special Account by no later than 30 (thirty) business days of crediting of the Initial Installment to the accumulation account.

4. TRANSFER OF ADDITIONAL INSTALLMENTS

4.1. The provisions outlined in Section 3 hereof shall apply to the procedure and requirements regarding the transfer of an Additional Installment and the monitoring of the Additional Installments expenditure taking into account the requirements specified in Para 4.2 hereof.

4.2. The Additional Installment may be transferred provided that all of the following requirements are met:

•	Compliance with the requirements and completion of actions outlined in Para 3.1 hereof;

•	Respective modifications to Project Documents are signed if necessary; and

•

Governing bodies of the Project Company have made all the relevant decisions required for the transfer of an Additional Installment in accordance with the existing laws of the Russian Federation and the Project Company’s constituent documents.

5. Review and Approval of the Quarterly Budget

5.1. The General Director or an authorized representative thereof shall prepare and submit a Draft Quarterly Budget developed per the Project Budget to the Project Company’s Board of Directors for review and approval no later than 15 (fifteen) business days prior to the beginning of each quarter. The first Quarterly Budget to be approved upon transfer of the Initial Installment may be approved for the current quarter; if such is the case, it shall be submitted to the Project Company’s Board of Directors for review and approval in the shortest possible time upon transfer of the Initial Installment, not to exceed ten calendar days. The initial Quarterly Budget may also be approved prior to the transfer of the Initial Installment.

5.2. The members of the Board of Directors shall review the draft Quarterly Budget submitted for their consideration and notify the General Director about their comments to the Quarterly Budget by e-mail not later than 5 (five) business days from the moment when the draft Quarterly Budget was submitted to the members of the Board of Directors. If no comments regarding the draft Quarterly Budget are submitted to the General Director by a member of the Board of Directors within this period such Quarterly Budget shall be deemed agreed by such member of the Board of Directors.

5.3. The Board of Directors shall make every effort to approve the Quarterly Budget no later than 10 (ten) days prior to the beginning of the next quarter.

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5.4. The Quarterly Budget may include a reserve for windfall payments (the “Reserve for Windfall Payments”) that may be required to cover the Project Company’s unbudgeted urgent expenses during the relevant budget period. The size of the reserve shall be suggested by the General Director during the budgeting, but shall not be more than 10% of the total budget for the relevant budget period.

5.5. The General Director shall submit the Quarterly Budget approved by the Project Company’s Board of Directors to all the members of the Board of Directors and to the Project Company’s Bank within three calendar days of approval.

5.6. If the Quarterly Budget is not approved by the Board of Directors prior to the beginning of the next quarter, the Project Company may use its bank account to pay for operating expenses provided that:

5.6.1. The Board of Directors may determine a list of operating expenses. A decision concerning such list shall made by the Board of Directors, particularly in compliance with this Regulation. The amount of operating expenses shall not exceed the corresponding amount paid over the previous period;

5.6.2. Such expenses as remuneration of labor and other compulsory payments required by law shall be paid unconditionally;

5.6.3. No spending limitations shall apply to the expenses covering the costs listed in Para 5.6.2; the expenses for the remuneration of labor mean salaries to the Project Company’s employees and include all wage markups and other payments required by the Russian Federation laws (these expenses do not include payment of rewards and yearly and interim bonuses to the Project Company’s employees);

5.6.4. The above procedure of covering the operating expenses in the event when the Quarterly Budget is not approved by the Project Company’s Board of Directors prior to the beginning of the next quarter may be used for no longer than three months after the expiry of the last approved Quarterly Budget or no longer than the duration of mediation procedures stipulated by the applicable documents of the Project Company.

6. Expenditure of Funds by the Project Company

6.1. The General Director shall ensure that the Project Company has a Special Account intended to monitor the proper use of budgeted funds.

6.2. The supervision of the proper use of Investment Capital will be administered by inclusion of the following terms into the contract with the Project Company’s Bank:

•

the Project Company’s Bank shall commit to debit funds from the Special Account only provided that the Quarterly Budget and the minutes (or an extract from the minutes) of the Project Company’s Board of Directors Meeting confirming the approval (endorsement) of the Quarterly Budget are submitted to the bank;

•

the Project Company’s Bank shall commit to debit funds from the Special Account in accordance with the payment details (the payment details include, but not limited to name of the counterparty, taxpayer identification number of the counterparty, date and number of the contract) and within the limits specified in the approved (endorsed) Quarterly Budget;

•	the Project Company’s Bank shall submit transaction reports to the Project Company; and

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•

the Project Company shall be entitled to debit funds from the Special Account to cover the Project Company’s operating expenses for the given period in accordance with the provisions of Para 5.6 hereof if the Project Company’s Quarterly Budget is not approved.

The contract with the Project Company’s Bank may provide for electronic document delivery.

If the Project Company’s Articles of Association and/or other internal documents contain other limitations (along with those listed above) of the General Director’s authority related to spending of funds, such limitations shall also be incorporated in the bank account agreement to be concluded with the Project Company’s Bank.

6.3. The Board of Directors shall unanimously approve the Project Company’s Bank, which shall be selected from the list of banks suggested by the Investor and the Company.

6.4. The Project Company may execute, modify and terminate a bank account agreement with the Project Company’s Bank upon a corresponding unanimous decision of the Board of Directors and as provided by the Project Company’s Articles of Association.

6.5. The Project Company may allocate its temporarily unused investment capital in bank deposits of different terms, provided that the bank meets the requirements set forth by the unanimous vote of the members of the Board of Directors, for the banks allowed to hold temporarily unused cash of the Project Company. Deposit of such temporarily unused funds of the Project Company may only be allowed when their return to the Special Account is guaranteed and shall be in accordance with the Company’s Investment Policy.

The provisions that guarantee the return of funds and specify the requirements to the depositing of funds shall be clearly outlined in the decision of the Board of Directors. Therefore, the Project Company’s Articles of Association and other documents must empower the Investor’s Representatives with the right and legal capacity to block the decisions made by the Board of Directors regarding the allocation of temporarily unused investment capital.

7. Excess of Expenditures over the Project Company’s Quarterly Budget

7.1. When additional expenditure is required (over the amount allocated for corresponding items in the Project Company’s Quarterly Budget or for any unbudgeted items), the General Director shall be entitled to finance such additional expenses from and within the limit of the Reserve for Windfall Payments budget item or any other similar item in the Quarterly Budget.

7.2. If the Project Company makes payments from the Reserve for Windfall Payments budget item, the General Director shall advise the members of the Board of Directors of such payments, their terms (to include the purpose, amount and recipient of payment) and reasons for the payment no later than the business day following the date of payment.

7.3. If the funds allocated in the corresponding items of the Quarterly Budget are insufficient to make payments, the General Director may request the Project Company’s Board of Directors to call a meeting of the Board of Directors to discuss suggested modifications (revisions) to the Quarterly Budget; in so doing, the General Director shall provide applicable documentation to justify the amounts of and the need for such additional expenses.

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7.4. If the Board of Directors decides to approve the modifications (revisions) to the Project Company’s Quarterly Budget, the General Director shall submit such approval to the Project Company’s Bank to enable such payments.

8. Quarterly Budget Fulfillment Reports

8.1. The General Director shall be responsible for the preparation of Quarterly Budget Fulfillment Reports.

8.2. The General Director shall prepare the Project Company’s Quarterly Budget Fulfillment Reports based on the documents confirming the transfer of investment capital to the Project Company’s counterparties attaching the Project Company Bank’s payment reports.

8.3. The General Director shall submit monthly reports on the fulfillment of the Quarterly Budget to the Board of Directors no later than 5 (five) business days after the end of the reported month.

8.4. Quarterly reports on the fulfillment of the Quarterly Budget shall be reviewed at the meeting of the Board of Directors.

9. Final Provisions

9.1. This Regulation shall become effective at the time of the decision of the Board of Directors to adopt this Regulation is signed by the Chairman of the Board of Directors and other authorized persons, if any are required by applicable law.

9.2. This Regulation shall be automatically terminated and have no further force and effect upon the date that the Investor does not beneficially own at least 2,486,452 shares of the common stock of NeoPhotonics Corporation (the “Minimum Shares”) regardless of whether the Investor subsequently reacquires a sufficient number of shares to beneficially own at least the Minimum Shares.

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EXHIBIT B

Full Scale Production

1 Facility Overview

NeoPhotonics will establish a facility in the Russian Federation to engage in manufacturing, sales and research & development relating to NeoPhotonics products.

2 Geographical location

NeoPhotonics planning and research in Russia has resulted in the conclusion that the vicinities of St. Petersburg and Moscow are the two locations that are preferred for locating the facility. Each city offers proximity to international airports, European suppliers, domestic and European customers as well as to a relevant talent pool. St. Petersburg is preferable at this time given proximity to relevant engineering talent and institutions.

3 Functional elements and area

NeoPhotonics expects the facility will comprise several functional elements, with relative area shown opposite each functional element. It is expected that a Class A leased facility will be used, however, the Neudorf SEZ remains a possibility based on prior research.

Facility element	Estimated area (m2)
Manufacturing and prototype assembly facility	5000
Clean rooms and foundry (fab)	400
Engineering and R&D	2500
General Purpose	500

The foundry equipment may be used or new, and may be purchased in sets or individually. Generally, the equipment types include deposition and etch tools; aligners, dicers and steppers; ovens and wet benches; coaters and sputterers. The market pricing and availability of equipment varies over time, and alternative approaches can be used where market conditions necessitate, thus specific configurations will be determined based on price and availability at the time of purchase.

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